                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              ELTRAX SYSTEMS, INC.,


                          FOUR CORNERS ACQUIRING CORP.,



                         FOUR CORNERS TECHNOLOGY, INC.,

                                ROBERT A. HUGHES,

                              JOEL J. BLICKENSTAFF

                                       AND

                                   DAVID NOALL





                                  JULY 1, 1997


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.   THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.1. The Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.2. Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . .  1
   1.3. Merger Consideration.. . . . . . . . . . . . . . . . . . . . . . . .  1
   1.4. Conversion of Shares.. . . . . . . . . . . . . . . . . . . . . . . .  2
   1.5. Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   1.6. Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . .  2
   1.7. Bylaws.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   1.8. Directors and Officers.. . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF FOUR CORNERS AND THE
   SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.1. Corporate Organization.. . . . . . . . . . . . . . . . . . . . . . .  3
   2.2. Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.3. Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   2.4. Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . .  4
   2.5. Financial Statements.. . . . . . . . . . . . . . . . . . . . . . . .  4
   2.6. Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . .  4
   2.7. Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   2.8. Investigations; Litigation.. . . . . . . . . . . . . . . . . . . . .  4
   2.9. Absence of Certain Changes.. . . . . . . . . . . . . . . . . . . . .  5
   2.10. Title to Property; Condition. . . . . . . . . . . . . . . . . . . .  5
   2.11. Tax Returns.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.12. Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   2.13. Benefit Plans.. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.14. Contracts and Commitments; No Default.. . . . . . . . . . . . . . .  6
   2.15. Labor Matters.. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   2.16. Intellectual Property Rights. . . . . . . . . . . . . . . . . . . .  7
   2.17. Hazardous Substances and Hazardous Wastes.. . . . . . . . . . . . .  7
   2.18. Brokers.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   2.19. Shareholders' Representations.. . . . . . . . . . . . . . . . . . .  8
   2.20. Accuracy of Information.. . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PARENT . . . . . . . . . . . .  9
   3.1. Organization.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   3.2. Authority and Validity of Agreement. . . . . . . . . . . . . . . . .  9
   3.3. Consents and Approvals.. . . . . . . . . . . . . . . . . . . . . . . 10
   3.4. Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.5. Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.6. Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 4.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   4.1. Four Corners' Agreements as to Specified Matters.. . . . . . . . . . 10
   4.2. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   4.3. Further Assurances; Cooperation; Notification. . . . . . . . . . . . 11

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   4.4. Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 5.  CONDITIONS TO OBLIGATION OF PARENT AND ACQUIRING SUB . . . . . . 11

ARTICLE 6.  CONDITIONS TO THE  OBLIGATIONS OF FOUR CORNERS AND
   SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 7.  TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . 12
   7.1. Methods of Termination.. . . . . . . . . . . . . . . . . . . . . . . 12
   7.2. Procedure Upon Termination.. . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 8.  SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . 13
   8.1. Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   8.2. Indemnification by Parent. . . . . . . . . . . . . . . . . . . . . . 13
   8.3. Indemnification by Shareholders. . . . . . . . . . . . . . . . . . . 13
   8.4. Limitation on Indemnification. . . . . . . . . . . . . . . . . . . . 14
   8.5. Indemnification De Minimis Threshold.. . . . . . . . . . . . . . . . 14
   8.6. Claims for Indemnification.. . . . . . . . . . . . . . . . . . . . . 14
   8.7. Shareholder Payment of Indemnification Claims of Parent. . . . . . . 15

ARTICLE  9.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 15
   9.1. Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   9.2. Amendment and Modification.. . . . . . . . . . . . . . . . . . . . . 15
   9.3. Waiver of Compliance; Consents.. . . . . . . . . . . . . . . . . . . 15
   9.4. No Third Party Beneficiaries.. . . . . . . . . . . . . . . . . . . . 16
   9.5. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   9.6. Assignment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   9.7. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   9.8. Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   9.9. Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   9.10. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 17
   9.11. Injunctive Relief.. . . . . . . . . . . . . . . . . . . . . . . . . 18
   9.12. Arbitration.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   9.13. Attorneys Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   9.14. Knowledge of Four Corners and Shareholders. . . . . . . . . . . . . 18

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1997 (the "Agreement"), is by and among ELTRAX SYSTEMS, INC., a Minnesota corporation (the "Parent"), FOUR CORNERS ACQUIRING CORP., an Arizona corporation and a wholly owned subsidiary of Parent ("Acquiring Sub"), FOUR CORNERS TECHNOLOGY, INC., an Arizona corporation ("Four Corners"), and Robert A. Hughes, Joel J. Blickenstaff and David Noall, the shareholders of Four Corners (collectively, the "Shareholders").

                                    RECITALS

     A. The Boards of Directors of Parent, Acquiring Sub and Four Corners each have approved the merger of Acquiring Sub with and into Four Corners, upon the terms and subject to the conditions set forth herein (the "Merger") and deem it advisable and in the best interests of their respective Shareholders that the foregoing merger be consummated; and

     B. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                     ARTICLE
                                        1.
                                   THE MERGER

     1.1    THE MERGER.

     Simultaneously with the Closing (defined below), the parties hereto will effect the Merger by filing the required number of originals of the Articles of Merger in the form of Exhibit 1.1. The Merger will become effective at the time specified in the Articles of Merger (the "Effective Time").

     1.2.   SURVIVING CORPORATION.

     At the Effective Time, Acquiring Sub will be merged with and into Four Corners, in accordance with the applicable provisions of the Arizona Business Corporation Act (the "ABCA"), whereupon the separate existence of Acquiring Sub will cease and Four Corners will continue as the surviving corporation (the "Surviving Corporation"). The identity, existence, rights, privileges, powers, franchises, properties and assets of Four Corners shall continue unaffected and unimpaired by the Merger, and all of the rights, privileges, powers, franchises, properties, and assets of Acquiring Sub shall be vested in the Surviving Corporation.

     1.3.   MERGER CONSIDERATION.

     The aggregate consideration payable to the shareholders of Four Corners (the "Shareholders") will be Three Hundred Fifty Thousand (350,000) shares of Parent common stock, par value $.01 per share (the "Merger Consideration").

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     1.4    CONVERSION OF SHARES.

     At the Effective Time:

            (a) Each share of Four Corners common stock outstanding immediately prior thereto will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, one and one-sixth (1.16666) shares of Parent common stock (in the aggregate, the "Parent Common Stock"), adjusted to the nearest whole number, as set forth below:

               Shareholder              Merger Consideration
               -----------              --------------------
               Robert A. Hughes         145,833 shares of Parent Common Stock
               Joel J. Blickenstaff     145,833 shares of Parent Common Stock
               David Noall              58,334 shares of Parent Common Stock

            (b) Each share of common stock of Acquiring Sub, no par value, issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation, no par value.

            (c) The Shareholders will cease to have any rights as Shareholders of Four Corners, except such rights, if any, as they may have pursuant to the ABCA.

     1.5.   CLOSING.

     The closing of the Merger (the "Closing") will be held on or prior to July 1, 1997, as determined by Parent, or on such later date as Parent may decide (the "Closing Date"), but not later than July 15, 1997 (the "Termination Date"). The Closing will be held at the offices of Four Corners, 7802 E. Gray Rd., Scottsdale, Arizona 85260, or such other location as determined by Parent.

     1.6.   ARTICLES OF INCORPORATION.

     The articles of incorporation of Four Corners as in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Corporation until further amended in accordance with applicable law.

     1.7.   BYLAWS.

     The bylaws of Four Corners as in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation until amended or repealed in accordance with the articles of incorporation of the Surviving Corporation and applicable law.

     1.8.   DIRECTORS AND OFFICERS.

     Immediately after the Effective Time of the Merger, the directors and officers of the Surviving Corporation will be as set forth below, and will serve in such capacities until their respective successors are duly elected and qualified:

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                    DIRECTORS                          OFFICERS
                  Clunet R. Lewis               Robert A. Hughes - President
                                                Clunet R. Lewis - Secretary
                                                Nicholas J. Ryett -  Treasurer

                                     ARTICLE
                                        2.
                         REPRESENTATIONS AND WARRANTIES
                      OF FOUR CORNERS AND THE SHAREHOLDERS

     Four Corners and each of the Shareholders, jointly and severally, represent and warrant to Parent and to Acquiring Sub that the following statements are true, complete and correct as of the date hereof and shall be true, complete and correct as of the Closing Date:

     2.1.   CORPORATE ORGANIZATION.

     Four Corners is a corporation duly organized, validly existing and in good standing under the laws of Arizona, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Four Corners has heretofore delivered to Parent complete and correct copies of its articles or certificate of incorporation and bylaws, as presently in effect. Except as set forth on Schedule 2.1, Four Corners is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction could not, individually or in the aggregate, have a material adverse effect on the business of Four Corners taken as a whole. Four Corners does not own or control any interest in any corporation, partnership, joint venture or other business association or entity.

      2.2.  CAPITALIZATION.

     The authorized capital stock of Four Corners consists of 100,000 shares of preferred non-voting stock, no par value, none of which is outstanding, and 1,000,000 shares of common voting stock, no par value. A total of 300,000 shares of common voting stock will be issued and outstanding on or prior to the Closing. All issued and outstanding shares of capital stock of Four Corners are (or will be) duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of, any preemptive rights. There are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any shares of capital stock or other equity securities of Four Corners or any outstanding securities that are convertible into or exchangeable for such shares, securities or rights.
There are no contracts, commitments, understandings, arrangements or restrictions by which Four Corners or any of its Shareholders are bound to issue or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Four Corners or any securities convertible into or exchangeable for such shares, securities or rights.

      2.3.  AUTHORIZATION.

     The Shareholders and the Board of Directors of Four Corners have taken all action required by law, the articles or certificate of incorporation and bylaws of Four Corners and otherwise to authorize the

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execution, delivery and performance of this Agreement and the consummation of the transactions described herein (the "Transactions"). No other consent or approval from any party is necessary to validly complete the Transactions.
 This Agreement has been duly and validly executed and delivered by the Shareholders and Four Corners, and is the valid and binding legal obligation of the Shareholders and Four Corners, enforceable against each of them in accordance with its terms, subject to the affect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally (the "Enforceability Exceptions"), or the availability of specific performance, injunctive relief and other equitable remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

      2.4.  NON-CONTRAVENTION.

     Except as set forth on Schedule 2.4, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of Four Corners; or
(ii) be in conflict with, or constitute a default under, any instrument, agreement or obligation to which Four Corners is a party.

      2.5.  FINANCIAL STATEMENTS.

     Four Corners has furnished to Parent the unaudited balance sheet and statement of earnings for Four Corners as of and for the fiscal years ended December 31, 1995 and December 31, 1996 and for the 5 month period ended May 31, 1997 (the "Latest Balance Sheet") (collectively, the "Financial Statements"). Except as set forth on Schedule 2.5, the Financial Statements:
(i) are in accordance with generally accepted accounting principles; (ii) fairly present the financial position and the results of operations of Four Corners; and (iii) accurately state the various account balances, as to the periods covered.

      2.6.  ACCOUNTS RECEIVABLE.

   Except as set forth on Schedule 2.6: (i) the accounts receivable which are reflected in the Latest Balance Sheet or which arose subsequent thereto were validly obtained in the ordinary course of business of Four Corners; and
(ii) except to the extent of applicable reserves shown in the Latest Balance Sheet, all of the receivables owing to Four Corners constitute valid and enforceable claims arising from bona fide arms-length transactions, and Four Corners has not received any written or oral claims, defenses or refusals to pay, or granted any rights of set-off with respect to any receivables.

     2.7.   LIABILITIES.

     Except as set forth on Schedule 2.7, Four Corners has no liability or obligation of any nature that is required to be set forth in accordance with generally accepted accounting principles, whether asserted or unasserted, accrued, absolute or contingent or otherwise, and whether due or to become due, that is not reflected or reserved against on the Latest Balance Sheet, except those that may have been incurred after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past practices.

     2.8.   INVESTIGATIONS; LITIGATION.

     Except as described on Schedule 2.8, there are no claims or actions by anyone against or affecting Four Corners that are pending or, to the knowledge of Four Corners or any of the Shareholders,

                                       4

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have been threatened.  To the knowledge of Four Corners or any of the
Shareholders, there is no basis for any such claim or action.

     2.9.   ABSENCE OF CERTAIN CHANGES.

     Except as set forth on Schedule 2.9 since May 31, 1997, Four Corners has not suffered any adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves or businesses, or experienced any event or failed to take any action which could reasonably be expected to have a material adverse effect on the business of Four Corners.

     2.10.  TITLE TO PROPERTY; CONDITION.

     Except as set forth on Schedule 2.10:

            (a) Four Corners has good and marketable title in and to all of the assets reflected in the Latest Balance Sheet and all of the assets purchased or otherwise acquired since May 31, 1997 (except for such assets as may have been sold or otherwise disposed of in the ordinary course of business), subject to no lien of any kind or nature;

            (b)     Four Corners owns no real property;

            (c) All inventory of Four Corners consists of a quality and quantity usable and salable in the ordinary course of business.

     2.11.  TAX RETURNS.

     Proper and accurate amounts have been and will be withheld by Four Corners from its employees and properly deposited in appropriate accounts, for all periods up to and through the Closing Date in full and complete compliance with the tax withholding, deposit and payment provisions of applicable federal, state and local laws. Four Corners has filed all federal, state and local, as well as other returns and reports that were required to be filed for all periods for which returns were due up to and through the Closing Date, and Four Corners has made timely payments of all governmental taxes, levies, duties, license and registration fees, charges or withholdings of any nature whatsoever ("Taxes") shown to be due and payable in respect of such returns and reports. To the knowledge of Four Corners and the Shareholders, all such returns are true, correct and complete in all material respects. Except as disclosed on Schedule 2.11, Four Corners does not owe any deficiency for any Taxes, and no tax returns are presently under audit or examination by any federal, state or local tax authority, and no adjustments have been proposed or asserted by the Internal Revenue Service or any other agency in respect of any liability for Taxes arising out of or relating to such returns. Four Corners has never filed an election to be taxed as an S corporation under the Code.

     2.12.  INSURANCE.

     Schedule 2.12 contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers liability, business interruption and other forms of insurance owned or held by Four Corners, specifying the insurer, the policy number, the term of the coverage and the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums that are due as of the date hereof and as of the Closing Date with respect thereto have been paid. Neither Four Corners nor

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
any of the Shareholders has been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years, except as described under Schedule 2.12.

     2.13.  BENEFIT PLANS.

     Except as disclosed on Schedule 2.13, Four Corners does not maintain, is not a party to, bound by or a contributor to, or required to contribute to,
(a) any employee pension benefit plans whether or not qualified under Section 401(a) of the Code, (b) any employee welfare benefit plans, or (c) any other compensation, fringe or welfare plan or program, policy, understanding or arrangement providing plan benefits or welfare, with respect to its employees or employees of others (collectively, the "Employee Plans"). As used in this Section, the terms "employee pension benefit plan" and "employee welfare benefit plan" will have the respective meanings assigned to such terms in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Employee Plan described on Schedule 2.13 meets all applicable requirements of ERISA, and has been operated and administered in accordance with the Code, ERISA and the plan document. To the knowledge of Four Corners and the Shareholders, all required government filings and disclosures have been timely and fully made, are true, correct and complete in all material respects, and no prohibited transaction or other act or omission which could result in the imposition of an excise tax has occurred.

     2.14.  CONTRACTS AND COMMITMENTS; NO DEFAULT.

     Schedule 2.14 sets forth a complete and accurate list of all agreements or other binding commitments or proposals involving a possible liability or obligation of Four Corners or the other party of at least $25,000 or which are not terminable without penalty at the option of Four Corners upon no more than 30 days' notice (the "Contracts"). The aggregate amount of the liabilities or obligations of Four Corners or the other parties under agreements or other binding commitments or proposals not listed on Schedule
2.14 does not exceed $100,000. Four Corners has made available to Parent true and accurate copies of the Contracts. To the knowledge of Four Corners and the Shareholders, the Contracts are valid, binding and in full force and effect, and are enforceable in accordance with their respective terms (subject to the Enforceability Exceptions). Four Corners is not in default under any of the Contracts, nor has any notice of default been received by Four Corners. To the knowledge of Four Corners and the Shareholders, all other parties to the Contracts have performed or are performing all obligations required to be performed by them and are not in default thereunder.

     2.15.  LABOR MATTERS.

     Schedule 2.15 sets forth a list of all employees of Four Corners and includes their position, current salary, and 1996 wage information for each person. Except as set forth on Schedule 2.15 and except as are not material to the business of Four Corners: (i) To the knowledge of Four Corners and the Shareholders, Four Corners is and has at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against either Four Corners or any of the Shareholders pending or, to the knowledge of Four Corners and each of the Shareholders, threatened before the National Labor Relations Board or any other comparable government authority; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Four Corners and each of the Shareholders, threatened against or directly affecting Four Corners; (iv) no collective bargaining agreement is binding and in force against either Four Corners or any of the Shareholders or currently being negotiated by either Four Corners or any of the Shareholders; (v) Four Corners is not delinquent in payments to any person for any

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wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any pension plan, welfare plan or compensation plan; and (vi) within the 12 month period prior to the date hereof there has not been any expression of intention to Four Corners by any officer or key employee to terminate such employment.

     2.16.  INTELLECTUAL PROPERTY RIGHTS.

     Except as disclosed on Schedule 2.16, Four Corners does not own or use any patents, trade names, service names, trademarks, service marks, copyrights, or any other intellectual or intangible property or applications therefor and has not conducted business under any corporate, trade or fictitious name other than its current corporate name. There are no pending or, to the knowledge of Four Corners and the Shareholders, threatened claims of infringement upon the rights to any intellectual or intangible property of others or, except as set forth on Schedule 2.16, any agreements or undertakings with respect to any such rights.

     2.17.  HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES.

     Except as set forth on Schedule 2.17:

            (a) To the knowledge of Four Corners and the Shareholders, there is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Materials (as defined below) on, from or under properties now or ever owned or leased by or to Four Corners (the "Properties"). There has not been generated by or on behalf of Four Corners any Hazardous Material. No Hazardous Material has been disposed of or allowed to be disposed of by Four Corners, or to the knowledge of Four Corners and the Shareholders by any other party, on or off any of the Properties during the period that Four Corners owned or leased the property which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Four Corners or Four Corners being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Four Corners. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos containing material which is or becomes regulated by any Authority in any jurisdiction in which any of the Properties is located. The term "Hazardous Material" includes without limitation any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            (b) To the knowledge of Four Corners and the Shareholders, none of the Properties is (or, with respect to past Properties and Properties of former subsidiaries, was at the time of disposition) in violation of any law (with respect to past Properties and Properties of former subsidiaries, laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Properties, including without limitation soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures. During the period that Four Corners owned or leased the Properties, to the knowledge of Four Corners and the Shareholders, neither Four Corners nor any third party used, generated, manufactured or stored on, under or about such Properties or transported to or from such Properties any Hazardous Materials and there has been no litigation brought or threatened against Four Corners or any settlements reached by Four Corners with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such Properties.

     2.18.  BROKERS.

     Neither the Shareholders nor Four Corners or any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to either Four Corners or any of the Shareholders for any such fee or commission to be claimed by any person or entity.

     2.19.  SHAREHOLDERS' REPRESENTATIONS.

     In addition to the foregoing representations of each of the Shareholders, each of the Shareholders individually represents and warrants to Parent as follows:

            (a) The Shareholders are acquiring the shares of Parent's Common Stock pursuant to the Merger for such Shareholders' sole account (and such Shareholders will be the sole beneficial owners thereof) for the purpose of investment and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended and the rules and regulations thereunder (the "Securities Act"), nor with any present intention of distribution or selling such shares of Parent Common Stock in connection with any such distribution, and such Shareholders understand that such shares have not been registered under the Securities Act or any applicable state securities law and therefore cannot be resold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available.

            (b) The Shareholders have received the reports, proxy statements and registration statements listed on Schedule 2.19 (the "Eltrax Reports"), and have had sufficient time to review and consider such Eltrax Reports. The Shareholders have been afforded an opportunity to ask questions of and receive answers from representatives of Parent concerning the terms and conditions of the Transactions and to obtain any additional information as such Shareholders have requested in writing to verify the accuracy of the Eltrax Reports and copies of any exhibits identified in such documents that such Shareholders have requested.

            (c) The Shareholders have accurately, truthfully and completely executed the Investor Questionnaire, in the form of Exhibit 2.19.

            (d) The Shareholders have consented to the following legend on the certificate or certificates for shares of Parent Common Stock to be issued to each such Shareholder in connection with the Merger:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS
            CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES
            LAWS AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE
            TRANSFERRED ONLY IF A REGISTRATION

            STATEMENT WITH RESPECT TO SUCH TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF SUCH LAWS OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS AVAILABLE.


     2.20.     ACCURACY OF INFORMATION.

     Neither this Agreement, the Exhibits and Schedules hereto, the Financial Statements, nor any other document delivered in connection herewith and expressly referred to herein, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided to Parent or its representatives by or on behalf of Four Corners or the Shareholders are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, responsive in all material respects to any specific request made by or on behalf of Parent or its representatives. Four Corners and the Shareholders promptly shall notify Parent of any change or event which could adversely affect the assets, operations, business, condition or prospects of Four Corners.

                                     ARTICLE
                                       3.
                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

     The Parent represents and warrants to the Shareholders that the following statements are true, complete and correct as of the date hereof and shall be true, complete and correct as of the Closing Date:

     3.1.   ORGANIZATION.

     Each of Parent and Acquiring Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Acquiring Sub is a recently-formed Arizona corporation that has not conducted, and will not conduct prior to the Closing, any activities other than those incident to its formation and in connection with the consummation of the Merger. Each of Parent and Acquiring Sub is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could have a material adverse effect on the business, results of operations or financial condition of the Parent and its subsidiaries taken as a whole.

     3.2.   AUTHORITY AND VALIDITY OF AGREEMENT.

     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Acquiring Sub and by Parent as the sole shareholder of Acquiring Sub, and no other corporate proceedings on the part of Parent or Acquiring Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each of Parent and Acquiring Sub and constitutes valid and binding obligations of Parent and Acquiring Sub, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

     3.3.   CONSENTS AND APPROVALS.

     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, except for any applicable requirements of the Securities Act and state securities laws, and the filing and recordation of appropriate merger documents as required by the ABCA, require any filing with or permit, consent or approval of any authority.

     3.4.   CAPITALIZATION.

     The authorized capital stock of the Parent consists of 50,000,000 shares of Parent Common Stock and 970,000 shares of undesignated preferred stock, of which there were 7,812,063 shares of Parent Common Stock issued and outstanding on June 2. All shares of Parent Common Stock to be issued and delivered in the Merger will be, at the time of issuance and delivery, validly issued, fully paid, nonassessable and free of preemptive rights.

     3.5.   NON-CONTRAVENTION.

     Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of the Parent or Acquiring Sub; or (ii) be in conflict with, or constitute a default under, any instrument or other agreement or obligation to which the Parent or Acquiring Sub is a party.

     3.6.   ACCURACY OF INFORMATION.

     Neither this Agreement, the Exhibits and Schedules hereto, the Eltrax Reports, nor any other document delivered in connection herewith and expressly referred to herein, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided to the Shareholders or their representatives by or on behalf of Parent are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, responsive in all material respects to any specific request made by Shareholders or their representatives. Parent promptly shall notify the Shareholders of any change or event which could adversely affect the assets, operations, business, condition or prospects of Parent.

                                     ARTICLE
                                       4.
                                    COVENANTS

     4.1.   FOUR CORNERS' AGREEMENTS AS TO SPECIFIED MATTERS.

     Except as agreed to in writing by Parent, from the date hereof until the Closing Date, Four Corners will operate its business only in the ordinary
course consistent with past practice.   Four Corners
will use and the Shareholders will cause it to use its best efforts to preserve intact its business organizations, existing business relationships, goodwill and going concern value.

     4.2.   CONFIDENTIALITY.

     The parties hereto will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law, unless the disclosing party first obtains the prior written consent of the other parties hereto. The parties hereto also will promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. This Section 4.2 survives Closing and any termination of this Agreement.

     4.3.   FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

            (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement, including, but not limited to, any securities filings.

            (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article 5 and Article 6 hereof.

     4.4.   REGISTRATION RIGHTS.

     Parent agrees to provide the Shareholders with the registration rights with respect to Parent Common Stock they receive as Merger Consideration as set forth on Exhibit 4.4 hereto.


                                     ARTICLE
                                        5.
              CONDITIONS TO OBLIGATION OF PARENT AND ACQUIRING SUB

     The following are conditions to the obligations of the Parent and Acquiring Sub to close the Transactions:

            (a) The truth of the representations and warranties of Four Corners and the Shareholders contained in this Agreement;

            (b) The full performance of all obligations of each of Four Corners and the Shareholders contained in this Agreement;

            (c) Parent's receipt of the opinion of Santerre & Vander Krol, Ltd., counsel for Four Corners, dated on the Closing Date, in the form reasonably agreed to by counsel for Parent; and

            (d) Parent's receipt of the employment and non-competition agreements of the Shareholders, in a form reasonably agreed to by and among the Parent and Shareholders.


                                     ARTICLE
                                        6.
          CONDITIONS TO THE OBLIGATION OF FOUR CORNERS AND SHAREHOLDERS

     The following are conditions to the obligations of Four Corners and the Shareholders to close the Transactions:

            (a) The truth of the representations and warranties of Parent contained in this Agreement;

            (b) The full performance of all obligations of the Parent contained in this Agreement;

            (c) Parent's receipt of the opinion of Jaffe, Raitt, Heuer & Weiss, P.C., counsel for Parent, dated on the Closing Date, in the form reasonably agreed to by counsel for Four Corners;

            (d) The receipt by each of the Shareholders of employment and non-competition agreements with Parent, in a form reasonably agreed to by and among each such Shareholder and the Parent; and

            (e) The receipt by the Shareholders of reasonable assurance from counsel for Parent that the Merger will constitute a tax-free reorganization under the Code.


                                     ARTICLE
                                        7.
                           TERMINATION AND ABANDONMENT

     7.1.   METHODS OF TERMINATION.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned in accordance with the following:

            (a) By mutual written consent of Parent, Acquiring Sub, Four Corners and the Shareholders;

            (b) By the Parent and Acquiring Sub, if any of the conditions provided for in Article 5 have not been satisfied or waived in writing by Parent prior to Closing; or

            (c) By Four Corners and the Shareholders, if any of the conditions provided for in Article 6 have not been satisfied or waived in writing by Four Corners and Shareholders prior to Closing; and

            (d) On July 15, 1997, if the Transactions have not already closed.

     7.2.   PROCEDURE UPON TERMINATION.

     In the event of termination and abandonment pursuant to Section 7.1(a), written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement (except to the extent provided in Section 9.1) will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) the confidentiality obligations of Section 4.2 will continue to be applicable; and (iii) except as provided in this Section, no party will have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.

                                     ARTICLE
                                        8.
                          SURVIVAL AND INDEMNIFICATION

     8.1.   SURVIVAL.

     The representations, warranties and covenants of each of the parties hereto will survive the Closing until one (1) year after the Closing Date.

     8.2.   INDEMNIFICATION BY PARENT.

     Parent agrees to indemnify each of the Shareholders from and against any and all loss, liability or damage suffered or incurred by them including any and all costs and expenses, including without limitation reasonable legal fees and expenses incurred, in connection with enforcing the indemnification rights of Shareholders pursuant to this Section 8.2 by reason of (i) any untrue representation of or breach of warranty set forth in Article 3, and
(ii) any loss, liability or damage suffered or incurred by the Shareholders by reason of any nonfulfillment of any covenant, agreement or undertaking of Parent in this Agreement.

     8.3.   INDEMNIFICATION BY SHAREHOLDERS.

     The Shareholders jointly and severally agree to indemnify Parent, Acquiring Sub, their directors, officers, employees and agents, from and against any and all loss, liability or damage suffered or incurred by it including any and all costs and expenses, including without limitation reasonable legal fees and expenses incurred, in connection with enforcing the indemnification rights of Parent or Acquiring Sub pursuant to this Section
8.3 by reason of (i) any untrue representation of or breach of warranty set forth in Article 2, and (ii) any and all loss, liability or damage suffered or incurred by Parent or Acquiring Sub by reason of any nonfulfillment of any covenant, agreement or undertaking of Four Corners or any Shareholder in this Agreement.

     8.4    LIMITATION ON INDEMNIFICATION.

     Except as provided in Section 8.5(b), the Shareholders' aggregate indemnification obligations under this Article 8 will be limited to the Merger Consideration multiplied by the trading price of Parent's stock on the Closing Date.

     8.5.   INDEMNIFICATION DE MINIMIS THRESHOLD.

            (a) Except as expressively provided otherwise herein, and subject to the provisions of Section 8.5(b), neither of the Shareholders nor the Parent, as the case may be, will be entitled to indemnification under this Agreement unless the aggregate of all claims with respect to matters arising hereunder is more than One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"). When the aggregate amount of all such indemnification claims hereunder equals or exceeds the Threshold Amount, the Parent or the Shareholders, as the case may be, will be entitled to full indemnification of all claims, including the One Hundred Thousand Dollars ($100,000) that amounted to the Threshold Amount. Once the aggregate amount of all indemnification claims hereunder equal or exceed the Threshold Amount, the Shareholders or the Parent, as the case may be, will be entitled to full indemnification for all claims. The parties hereto agree that the Threshold Amount is not a deductible amount, nor will the Threshold Amount will be deemed to be a definition of "material" for any purpose in this Agreement.

            (b) Notwithstanding the foregoing, in the case of any untrue representation with respect to which any Shareholder had actual knowledge or had actual knowledge of the potential or probable loss, liability or damage (based on actual knowledge of the facts and circumstances giving rise to such loss, liability or damage) without disclosing such to Parent on or prior to the Closing Date, the Shareholders will jointly and severally promptly pay Parent the full indemnification claim without regard to the Threshold Amount set forth in this Section, the overall limitation on amount as set forth in Section 8.4 or the time limitation set forth in
     Section 8.1.

     8.6.   CLAIMS FOR INDEMNIFICATION.

     The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the
"Indemnified Party"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "Third Party Claim"), the notice to the Indemnifying Party will specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnifying Party shall have the right to dispute and defend all Third Party Claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, except that the Indemnitee shall have the right to participate in such defense at its own expense, and PROVIDED, HOWEVER that the Indemnifying Party must first acknowledge that the claim is a bona fide indemnification claim under this Agreement. The Indemnitee shall cooperate in all reasonable respects in the defense of any such claim, including making personnel, books, and records relevant to the claim available to the Indemnifying Party, without charge, except for reasonable out-of-pocket expenses. If the Indemnifying Party fails to take action within thirty (30) days as set forth above, then the Indemnitee shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the reasonable expenses of defense or settlement as the claim. The Indemnitee shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party, and any reasonable expenses incurred by Indemnitee so acting shall be paid by the Indemnifying Party. Except as otherwise provided herein, the Indemnified Party will not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it will deliver, within twenty (20) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party filed timely written notice of objection to any claim for indemnification, the validity and amount of such claim will be determined by arbitration pursuant to Section 9.12 hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, will have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

     8.7.   SHAREHOLDER PAYMENT OF INDEMNIFICATION CLAIMS OF PARENT.

     In the discretion of each of the Shareholders, any payment on a claim made pursuant to Section 8.6, may be made in cash or shares of Parent Common Stock, with the surrender value of such shares, for purposes of satisfying any such claim, equal to the trading price of Parent's stock in effect on the Closing Date.


                                     ARTICLE
                                        9.
                            MISCELLANEOUS PROVISIONS

     9.1.   EXPENSES.

     Each of the parties hereto will bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the Transactions is consummated.

     9.2.   AMENDMENT AND MODIFICATION.

     Subject to applicable law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

     9.3.   WAIVER OF COMPLIANCE; CONSENTS.

     Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

     9.4.   NO THIRD PARTY BENEFICIARIES.

     Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     9.5.   NOTICES.

     All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally;
(ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

            If to either Four Corners or the Shareholders:

                  To:      Four Corners Technology, Inc.
                           7802 E. Gray Rd.
                           Scottsdale, Arizona  85260
                           Attention:  Robert A. Hughes
                           Fax:  (602) 991-4029

                  With a copy to:

                           Santerre & Vande Krol, Ltd.
                           7333 E. Doubletree Ranch Road, Suite 200
                           Scottsdale, Arizona  85258
                           Attention:  Douglas Vande Krol, Esq.
                           Fax:  (602)  443-1948


or to such other person or address as either Four Corners or the Shareholders will furnish to the other parties hereto in writing in accordance with this Section.

            If to Parent or the Acquiring Sub:

                  To:      Eltrax Systems, Inc.
                           2000 Town Center, Suite 690
                           Southfield, MI 48075
                           Attn: Clunet R. Lewis
                           Fax:  (810) 358-2743

                  With a copy to:

                           Jaffe, Raitt, Heuer & Weiss
                           One Woodward Avenue, Suite 2400
                           Detroit, MI 48226
                           Attn: William E. Sider, Esq.
                           Fax: (313) 961-8358


or to such other person or address as either Parent or Acquiring Sub will furnish to the other parties hereto in writing in accordance with this Section.

     9.6.   ASSIGNMENT.

     This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign this Agreement upon notice to Four Corners and each of the Shareholders, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Parent, if Parent remains bound hereby.

     9.7.   GOVERNING LAW.

     This Agreement and all legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to principles of conflict of laws that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     9.8.   COUNTERPARTS.

     This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.9.   HEADINGS.

     The table of contents and the headings of the sections and Sections of this Agreement are inserted for convenience only and will not constitute a part hereof.

     9.10.  ENTIRE AGREEMENT.

     The Schedules and the Exhibits and other writings referred to in this Agreement, together with this Agreement embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the letter of intent dated May 12, 1997 between Parent, Four Corners, and Shareholders and all amendments and extensions thereof).

     9.11   INJUNCTIVE RELIEF.

     It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Section 4.2. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Section 4.2 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek specific enforcement of the terms thereof.

     9.12.  ARBITRATION.

     With the sole exception of the injunctive relief contemplated by
Section 9.11 hereof, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation hereof, including without limitation alleged fraudulent inducement hereof, will be settled by binding arbitration in Southfield, Michigan by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose.

     9.13.  ATTORNEYS FEES.

     If any arbitration, litigation or similar proceedings are brought by any party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceedings will be entitled to costs of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

     9.14.  KNOWLEDGE OF FOUR CORNERS AND SHAREHOLDERS.

     Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Four Corners and the Shareholders, such phrase will include the actual present knowledge of either one or all of the Shareholders assuming that such Shareholders have made reasonable diligent inquiry as to the matters that are the subject of the representations and warranties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:                                  FOUR CORNERS:

Eltrax Systems, Inc.                     Four Corners Technology, Inc.

By:  /S/ CLUNET R. LEWIS                 By:  /S/ ROBERT A. HUGHES
     ___________________                      ____________________
    Clunet R. Lewis, its                      Robert A. Hughes, its President
    Secretary and General
        Counsel

ACQUIRING SUB:                           By:  /S/ JOEL J. BLICKENSTAFF
                                              ________________________
Four Corners Acquiring Corp.                  Joel J. Blickenstaff,
                                                 its Secretary

By:  /S/ CLUNET R. LEWIS                 SHAREHOLDERS:
     ___________________
    Clunet R. Lewis, its                     /S/ ROBERT A. HUGHES
       President                             ________________________
                                             Robert A. Hughes


                                             /S/ JOEL J. BLICKENSTAFF
                                             ________________________
                                             Joel J. Blickenstaff


                                             /S/ DAVID NOALL
                                              ________________________
                                              David Noall

                             EXHIBITS AND SCHEDULES

Exhibit 1.1         Articles of Merger - Acquiring Sub into Four Corners
Schedule 2.1        Four Corners Disclosure Regarding Corporate Organization
Schedule 2.4        Four Corners Disclosure Regarding Non-Contravention
Schedule 2.5        Four Corners Disclosure Regarding Financials
Schedule 2.6        Four Corners Disclosure Regarding Accounts Receivable
Schedule 2.7        Four Corners Disclosure Regarding Liabilities
Schedule 2.8        Four Corners Disclosure Regarding Litigation
Schedule 2.9        Four Corners Disclosure Regarding Adverse Changes
Schedule 2.10       Four Corners Disclosure Regarding Title to Assets
Schedule 2.11       Four Corners Disclosure Regarding Taxes
Schedule 2.12       Four Corners Disclosure Regarding Insurance
Schedule 2.13       Four Corners Disclosure Regarding Benefit Plans
Schedule 2.14       Four Corners Disclosure Regarding Contracts
Schedule 2.15       Four Corners Disclosure Regarding Labor Matters
Schedule 2.16       Four Corners Disclosure Regarding Intellectual Property
Schedule 2.17       Four Corners Disclosure Regarding Hazardous Substances
Schedule 2.19       Parent Disclosure of Eltrax Reports
Exhibit 2.19        Investor Questionnaire
Exhibit 4.4         Registration Rights of Shareholders


     In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and schedules described in the List of Exhibits and Schedules of this Agreement have not been filed with the Current Report on Form 8-K to which this Agreement is an exhibit. The Registrant hereby agrees to furnish supplementally copies of such exhibits and schedules to the Commission upon request.


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